EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                                              THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                        ------------------------------
                                                                           1997                1996
                                                                        ----------          ----------
PRIMARY
Average shares outstanding.................................             15,125,581          11,245,078
Net effect of dilutive stock options --
based on the treasury stock method using
average market price.......................................                349,419              94,534
                                                                       -----------         -----------
Total......................................................             15,475,000          11,339,612
                                                                       -----------         -----------
Net income.................................................              $(369,463)           $865,731
                                                                       ===========         ===========
Per share amount...........................................                 $(0.02)           $   0.08
                                                                       ===========         ===========
FULLY DILUTED
Average shares outstanding.................................             15,125,581          11,245,078
Net effect of dilutive stock options -- based on the
     treasury stock method using the quarter-end market price if
     higher than average market price...........................           349,419              94,534
Total......................................................             15,475,000          11,339,612
                                                                       ===========         ===========
Net income.................................................              $(369,463)           $865,731
                                                                       ===========         ===========
Per share amount...........................................                 $(0.02)           $   0.08
                                                                       ===========         ===========





                                      13